For additional information contact:
Richard S. DeRose (703) 293-7901
For release:
August 14, 2017

Information Analysis Incorporated Reports Profitable Second Quarter Results

FAIRFAX, VIRGINIA – Information Analysis Incorporated (OTCBB:IAIC) (the “Company”) reported results for its second fiscal quarter ended June 30, 2017. Revenues for the three months ended June 30, 2017, were $4,056,000 compared to $1,823,000 reported in the same period in 2016. The Company reported net income of $89,000, or $0.01 per share, compared to a net loss of $146,000, or ($0.01) per share, in 2016.
Revenues for the six months ended June 30, 2017, were $5,538,000 compared to $3,291,000 reported in the same period in 2016. The Company reported net income of $57,000, or $0.00 per share, compared to a net loss of $356,000, or ($0.03) per share, in 2016.
“The Company’s professional services revenue has increased greater than 30% over last year, which is the most significant factor contributing to our increase in profitability,” Sandor Rosenberg, Chairman and Chief Executive Officer of IAI said. “We continue to aggressively pursue the modernization and forms businesses, and have been awarded a number of new contracts in the last quarter. We see an increase in business opportunities overall in the government space and expect to remain profitable during the second half of the year.
 “We continue to pursue merger and acquisitions opportunities.”

About Information Analysis Incorporated
Information Analysis Incorporated (www.infoa.com), headquartered in Fairfax, Virginia, is an information technology services company. The Company is an e-business, web solution provider and software conversion specialist, modernizing legacy systems and extending their reach to the Internet world.

Additional information for investors
This release may contain forward-looking statements regarding the Company's business, customer prospects, or other factors that may affect future earnings or financial results. Such statements involve risks and uncertainties which could cause actual results to vary materially from those expressed in the forward-looking statements. These include the failure to obtain sufficient contracts, and to profitably complete these contracts. Investors should read and understand the risk factors detailed in the Company's 10-K for the fiscal year ended December 31, 2016 and in other filings with the Securities and Exchange Commission.

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Information Analysis Reports Profitable Second Quarter Results
August 14, 2017

INFORMATION ANALYSIS INCORPORATED
STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended
	June 30,
	2017	2016
Revenues:
Professional fees	$1,271	$929
Software sales	2,785	894
Total revenues	4,056	1,823
Cost of revenues:
Cost of professional fees	679	492
Cost of software sales	2,740	805
Total cost of revenues	3,419	1,297
Gross margin	637	526
Operating xpenses:
Selling, general and administrative expenses	550	674
Income (loss) from operations	87	(148)
Other income	2	2
Income (loss) before income taxes	89	(146)
Provision for income taxes	-	-
Net income (loss)	$89	$(146)

Net income (loss) per common share:
Basic	$0.01	$(0.01)
Diluted	$0.01	$(0.01)

Weighted average common shares outstanding:
Basic	11,201,760	11,201,760
Diluted	11,544,756	11,201,760

Information Analysis Reports Profitable Second Quarter Results
August 14, 2017

INFORMATION ANALYSIS INCORPORATED
STATEMENTS OF OPERATIONS
(Unaudited)

	For the six months ended
	June 30,
(in thousands, except per share data; unaudited)	2017	2016
Revenues:
Professional fees	$2,292	$1,769
Software sales	3,246	1,522
Total revenues	5,538	3,291
Cost of goods sold and services provided:
Cost of professional fees	1,214	1,041
Cost of software sales	3,187	1,367
Total cost of revenues	4,401	2,408
Gross margin	1,137	883
Operating expenses:
Selling, general and administrative expenses	1,084	1,244
Income (loss) from operations	53	(361)
Other income	4	5
Income (loss) before income taxes	57	(356)
Provision for income taxes	-	-
Net income (loss)	$57	$(356)

Net income (loss) per common share:
Basic	$0.01	$(0.03)
Diluted	$0.00	$(0.03)
Weighted average common shares outstanding:
Basic	11,201,760	11,201,760
Diluted	11,508,431	11,201,760

Information Analysis Reports Profitable Second Quarter Results
August 14, 2017

INFORMATION ANALYSIS INCORPORATED
BALANCE SHEETS

	June 30, 2017	December 31, 2016
(in thousands, unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,967	$1,895
Accounts receivable, net	736	1,157
Prepaid expenses	228	664
Notes receivable (current portion)	3	3
Total current assets	2,934	3,719

Fixed assets, net	17	27
Other assets	6	6
Total assets	$2,957	$3,752

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$73	$48
Commissions payable	783	853
Deferred revenue	108	615
Accrued payroll and related liabilities	255	207
Other accrued liabilities	49	396
Total liabilities	1,268	2,120

Stockholders' equity:
Common stock, par value $0.01, 30,000,000 shares authorized;
12,844,376 shares issued, 11,201,760 shares outstanding	128	128
Additional paid-in capital	14,631	14,631
Accumulated deficit	(12,140)	(12,197)
Treasury stock, 1,642,616 shares at cost	(930)	(930)
Total stockholders' equity	1,689	1,632
Total liabilities and stockholders' equity	$2,957	$3,752

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